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                                                                   EXHIBIT 10.15

                             PEGASUS SOLUTIONS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


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                                TABLE OF CONTENTS
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                                                                                         PAGE
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ARTICLE I PURPOSE .......................................................................   1

ARTICLE II DEFINITIONS, CONSTRUCTION, AND ADOPTION ......................................   1
         2.01       DEFINITIONS .........................................................   1
         2.02       CONSTRUCTION ........................................................   6
         2.03       ADOPTION BY OTHERS ..................................................   6

ARTICLE III PARTICIPATION AND SERVICE ...................................................   6
         3.01       PARTICIPATION .......................................................   6
         3.02       SERVICE .............................................................   7
         3.03       ELECTION TO PARTICIPATE IN SAVINGS
                    CONTRIBUTIONS .......................................................   7
         3.04       TRANSFER ............................................................   7

ARTICLE IV CONTRIBUTIONS ................................................................   8
         4.01       EMPLOYER CONTRIBUTIONS ..............................................   8
         4.02       KEY EMPLOYEE SAVINGS CONTRIBUTION AGREEMENT .........................   8
         4.03       DISPOSITION OF FORFEITURES ..........................................   9

ARTICLE V PARTICIPANTS' ACCOUNTS ........................................................   9
         5.01       INDIVIDUAL ACCOUNTS .................................................   9
         5.02       DEEMED INVESTMENT ACCOUNTS; PARTICIPANT DIRECTION ...................   9
         5.03       ACCOUNT ADJUSTMENTS .................................................  10

ARTICLE VI VESTING ......................................................................  11
         6.01       RETIREMENT, DEATH, DISABILITY OR A CHANGE OF CONTROL ................  11
         6.02       OTHER SEVERANCE FROM SERVICE ........................................  11
         6.03       COMPUTATION OF YEARS OF SERVICE FOR VESTING .........................  11
         6.04       DETERMINATION OF AMOUNT .............................................  12

ARTICLE VII BENEFICIARY .................................................................  12
         7.01       DESIGNATION OF BENEFICIARY ..........................................  12
         7.02       NO BENEFICIARY ......................................................  12

ARTICLE VIII NOTICES ....................................................................  13
         8.01       NOTICE TO COMPANY ...................................................  13
         8.02       RELIANCE UPON NOTICE ................................................  13

ARTICLE IX HARDSHIP WITHDRAWALS AND IN-SERVICE
                    WITHDRAWALS .........................................................  13

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         9.01       HARDSHIP WITHDRAWALS ................................................  13
         9.02       INVOLUNTARY DISTRIBUTIONS ...........................................  13
         9.03       OTHER WITHDRAWALS AND LOANS .........................................  14

ARTICLE X METHODS OF PAYMENT ............................................................  14
         10.01      BENEFIT COMMENCEMENT DATE ...........................................  14
         10.02      FORM OF BENEFIT .....................................................  14
         10.03      COMPANY RESPONSIBILITY ..............................................  15

ARTICLE XI NATURE OF PLAN; FUNDING ......................................................  15
         11.01      NO TRUST REQUIRED ...................................................  15
         11.02      FUNDING OF OBLIGATION ...............................................  15

ARTICLE XII ADMINISTRATION ..............................................................  16
         12.01      APPOINTMENT OF ADMINISTRATIVE COMMITTEE .............................  16
         12.02      DUTIES OF ADMINISTRATIVE COMMITTEE; CHAIRMAN
                    AND SECRETARY .......................................................  16
         12.03      MEETINGS ............................................................  16
         12.04      INDEMNIFICATION OF ADMINISTRATIVE COMMITTEE
                    AND COMPENSATION COMMITTEE ..........................................  16
         12.05      UNCLAIMED BENEFITS ..................................................  17
         12.06      CLAIMS PROCEDURE ....................................................  17

ARTICLE XIII MISCELLANEOUS ..............................................................  18
         13.01      NONGUARANTEE OF EMPLOYMENT ..........................................  18
         13.02      NONALIENATION OF BENEFITS ...........................................  19
         13.03      NO PREFERENCE .......................................................  19
         13.04      INCOMPETENCE OF RECIPIENT ...........................................  19
         13.05      TEXAS LAW TO APPLY ..................................................  19

ARTICLE XIV AMENDMENTS OR TERMINATION OF PLAN ...........................................  19


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                             PEGASUS SOLUTIONS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Effective July 1, 2002)


                                   ARTICLE I

                                     PURPOSE

         On this 28th day of February 2003, PEGASUS SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter, the "Company"), hereby adopts the PEGASUS SOLUTIONS, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (hereinafter, the "Plan"), to be effective as of July 1, 2002;

                                  WITNESSETH:

         WHEREAS, the Company wishes to promote in a select group of its management or highly compensated employees and those of its affiliates the strongest interest in the successful operation of the business and increased efficiency in their work, to align the financial interests of such employees with those of Company shareholders, to ensure competitive pay and benefits for those individuals and to provide an opportunity for accumulation of funds for their retirement; and

         WHEREAS, it is intended that the Plan be "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended (hereinafter, "ERISA") and not be construed to provide income to any participant or beneficiary under the Internal Revenue Code of 1986, as amended (hereinafter, the "Code") prior to actual receipt of benefits hereunder;

         NOW, THEREFORE, the Company hereby agrees as follows:

                                   ARTICLE II

                     DEFINITIONS, CONSTRUCTION, AND ADOPTION

2.01              Definitions.

                  The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

                  (a) ACCOUNT: The bookkeeping account established for each Participant pursuant to Section 5.01 which may include a Savings Contribution Account, a Restoration Contribution Account, an Employer Contribution Account, a Supplemental Contribution Account, and a Discretionary Contribution Account, if any, and deemed Income thereon.


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                  (b)      ADMINISTRATIVE COMMITTEE: The Compensation and
                           Benefits Administrative Committee of the Company; provided, however, that during any period the Administrative Committee is not constituted, the term shall mean the Compensation Committee.

                  (c) AFFILIATE: Any corporation which is included within a controlled group of corporations (as defined in Section 414(b) of the Code) which includes an Employer; any trade or business, whether or not incorporated, which is under common control (as defined in Section 414(c) of the Code) with an Employer; any organization, whether or not incorporated, which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code.

                  (d) BENEFICIARY: A person or entity, either in an individual or fiduciary capacity, designated by a Participant in accordance with the provisions of
                           Section 7.01 to receive any death benefit which shall be payable under this Plan.

                  (e) CHANGE OF CONTROL: The occurrence of any one of the following events:

                           (i) An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 12(d) or 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than any parent, subsidiary or affiliate of the Company immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change of Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by
                                    (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") or (B) the Company or its Subsidiaries;

                           (ii) The individuals who, as of the effective date of the amendment and restatement of the Plan, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least one half (1/2) of the members of the Board; provided, however, that if the election,

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                                    or nomination for election of any new
                                    director was approved by a vote of the
                                    members of the Board as provided by the
                                    Company's Bylaws, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii) A complete liquidation or dissolution of the Company, or

                           (iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a parent in a Non-Control Acquisition).

                  (f) COMPANY: PEGASUS SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

                  (g) COMPENSATION: The Participant's earned income, salary, bonus and other remuneration from the Employer, including Savings Contributions and contributions to the 401(k) Plan or a cafeteria plan pursuant to section 125 of the Code, but excluding amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under section 83 of the Code, "gross-up" payments of any kind, reimbursements or other expense allowances, and moving expenses, as determined in the discretion of the Compensation Committee. Notwithstanding the foregoing, Compensation shall also include severance pay under the terms of an Employment Agreement during the period described thereunder.

                  (h) COMPENSATION COMMITTEE: The Compensation Committee of the Board of Directors; provided, however, that during any period the Compensation Committee is not constituted, the term shall mean the Board of Directors of the Company.


                  (i)      DISABILITY or DISABLED:

                           (i) A mental or physical disability, either occupational or non occupational in cause, which satisfies the definition of "disability"


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                                    (or any corresponding term) as set forth in
                                    the Employment Agreement; or

                           (ii) If there is no Employment Agreement or if the Employment Agreement has no such defined term or concept, a mental or physical disability, either occupational or non-occupational in cause, which satisfies the definition of "disability" (or any corresponding term) as set forth in the principal long-term disability policy or plan provided by the Company then covering the Participant; or

                           (iii) If there is no such policy then covering the Participant, a mental or physical disability which, as determined by the Administrative Committee in good faith upon receipt of and in reliance on sufficient competent medical advice from one or more individuals selected by the Administrative Committee who are qualified to give professional medical advice, impairs or is expected to impair the Participant's ability to substantially perform the Participant's duties as an Employee of the Company for a period of at least ninety (90) consecutive days.

                  (j) DISCRETIONARY CONTRIBUTION: An amount, if any, credited by an Employer for the Plan Year to a Participant pursuant to Section 4.01(e) hereof.

                  (k)      EFFECTIVE DATE: The original Effective Date is
                           July 1, 2002.

                  (l) EMPLOYEE: An individual on the payroll of an Employer whose wages from the Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act or any individual designated by the Compensation Committee as an Employee for purposes of the Plan.

                  (m) EMPLOYER or PARTICIPATING EMPLOYER: PEGASUS SOLUTIONS, INC. and any other Affiliate of the Company which employs a Key Employee.

                  (n) EMPLOYER CONTRIBUTION: An amount credited by an Employer for the Plan Year to a Participant pursuant to Section 4.01(c) hereof.

                  (o) EMPLOYMENT AGREEMENT: A written employment agreement in effect between the Company and a Participant.

                  (p) EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an hour of Service.

                  (q)      ENTRY DATE: The first day of each calendar month.


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                  (r)      401(k) PLAN: THE PEGASUS SOLUTIONS, INC. 401(k)
                           SAVINGS PLAN, as amended or restated from time to time.

                  (s) INCOME: The deemed net gain or loss of the bookkeeping accounts maintained for all Participants and former Participants from deemed investments, as further described in Section 5.03(a) hereof.

                  (t) KEY EMPLOYEE: Any Employee who is designated by the Compensation Committee as eligible to participate in this Plan.

                  (u) PARTICIPANT: A Key Employee participating in the Plan in accordance with the provisions of Article III.

                  (v) PARTICIPATION: The period commencing on the date on which an Employee becomes a Participant and ending on the date on which the Employee incurs a Severance from Service or is no longer designated as a Key Employee.

                  (w) PLAN: PEGASUS SOLUTIONS, INC. EXECUTIVE DEFERRED COMPENSATION PLAN, the Plan set forth herein, as amended from time to time.

                  (x) RE-EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an hour of Service upon his return to the employment of an Employer after a Severance from Service.

                  (y) RESTORATION CONTRIBUTION: Any amount credited by an Employer for the Plan Year to a Participant pursuant to Section 4.01(b) hereof.

                  (z) RETIREMENT: A Participant's or former Participant's termination of employment on or after attaining age 60.

                  (aa) SAVINGS CONTRIBUTION: An amount credited by an Employer for the Plan Year to a Participant pursuant to Section 4.01(a) hereof.

                  (bb) SERVICE: A Participant's Service shall include his period of employment with an Employer or any Affiliate determined in accordance with Section 3.02, and shall include any period during which he is receiving severance benefits under an Employment Agreement.

                  (cc) SEVERANCE FROM SERVICE: With respect to an Employee, the earlier of (i) the date on which he terminates his employment with the Employer or, if a Participant's Employment Agreement entitles him or her to continued benefits under the Plan after termination of employment, the last day of the month in which his or her continued benefits cease, or (ii) the date of his Retirement, Disability or death; provided, however, that a


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                           Severance from Service shall not be deemed to occur
                           upon a transfer between Employers or Affiliates.

                  (dd) SUPPLEMENTAL CONTRIBUTION: An amount credited by an Employer for the Plan Year to a Participant pursuant to Section 4.01(d) hereof.

                  (ee) TRUST: The trust, if any, established by the Company in accordance with the provisions of Article XI.

                  (ff)     VALUATION DATE: Each business day.

                  (gg) YEAR or PLAN YEAR: The 12-month period beginning on each January 1st and ending on December 31st of each calendar year.

                  (hh)     YEAR OF SERVICE. As defined in Section 3.02 hereof.

2.02              Construction.

                  The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

2.03              Adoption by Others.

                  Any Affiliate of the Company which employs a Key Employee is automatically an Employer under the Plan. Any Affiliate of the Company may adopt this Plan and thereby become an Employer; provided, however, that the Board of Directors of the Company approves such adoption; provided, further, that the administrative powers and control of the Company as provided herein shall not be deemed diminished under the Plan by reason of the adoption of the Plan by any other Employer, and such administrative powers and control granted in Section 12.01 hereunder with respect to the appointment of the Administrative Committee and other matters shall apply only with respect to the Company and not to any other Employer.

                                  ARTICLE III

                            PARTICIPATION AND SERVICE

3.01              Participation.

                  A Key Employee shall become a Participant in the Plan on one of the following dates, provided that, prior to such date, he shall first have undertaken the actions specified in Section
                  3.03 hereof:


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                  (a)      In the case of an individual classified as a Key
                           Employee prior to the Effective Date, on the Effective Date, or if he shall not have elected to participate prior to the Effective Date but elects to participate within thirty (30) days thereafter, then on the first Entry Date following the Effective Date; or

                  (b) In the case of an individual classified as a Key Employee on or after the Effective Date, on the first Entry Date immediately following such individual's classification.

                  In the event that a Participant shall cease to qualify as a Key Employee, his Participation shall thereupon cease but he shall continue to accrue Service hereunder during the period of his continued employment with the Employer or any Affiliate. Notwithstanding the foregoing, a Participant shall continue to participate in the Plan pursuant to the terms of an Employment Agreement, where applicable.

3.02              Service.

                  The amount of benefit payable to or on behalf of a Participant shall be determined on the basis of his Years of Service. A Year of Service shall mean the period of time, computed to the nearest completed month, commencing on the Participant's Employment Commencement Date and ending on the Participant's Severance from Service. Notwithstanding the preceding sentence, the Compensation Committee may, in its discretion, credit a Participant with additional full or partial Years of Service.

3.03              Election to Participate in Savings Contributions.

                  A Key Employee otherwise eligible to participate pursuant to
                  Section 3.01, may, after having received a written explanation of the terms of, and the benefits provided under, the Plan, elect to participate in such Plan on such form or forms as the Administrative Committee may provide and may execute a Savings Contribution agreement described in Section 4.02 hereof, in order to have a Savings Contribution made on his behalf to the Plan. Such election to participate and execution of a Savings Contribution agreement shall be effected by a newly eligible Participant, no later than thirty (30) days following his becoming eligible to participate in the Plan, and by all other Participants with respect to elections to defer Compensation earned during a Year, on or prior to December 31 of the Year preceding such Year. Notwithstanding the foregoing, a Key Employee who has not elected to have Savings Contributions made on his behalf to the Plan shall continue to participate in the Plan and be eligible to have other contributions made to the Plan on his behalf, including Restoration Contributions, Employer Contributions, Supplemental Contributions and Discretionary Contributions, if any.

3.04              Transfer.


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                  An Employee who is transferred between Participating Employers shall be eligible for participation and benefits as in the absence of such transfer.

                                   ARTICLE IV

                                  CONTRIBUTIONS

4.01              Employer Contributions.

                  The Employer shall credit Key Employee accounts in accordance with the following:

                  (a) Savings Contribution -- For each Year, the Employer shall credit the Savings Contribution Account of each of its Key Employees with an amount agreed to be credited by such Employer pursuant to a Savings Contribution agreement under Section 4.02 entered into between the Employer and the Key Employee for such Year.

                  (b) Restoration Contribution -- For each Year, the Employer shall credit each Key Employee with a Restoration Contribution equal to the Participant's Compensation multiplied by the Company's maximum potential matching contribution percentage for the 401(k) Plan, reduced by the actual matching contribution made for the Participant under the 401(k) Plan for the Year, if any.

                  (c) Employer Contribution -- For each Year, the Employer shall credit each Key Employee with an Employer Contribution equal to one per cent (1%) of Compensation multiplied by Years of Service determined as of the end of such Year (not to exceed twenty-five percent (25%) of Compensation). Notwithstanding the foregoing, for the year 2002, only Compensation during the period from July 1, 2002 to December 31, 2002 shall be considered for purposes of the Employer Contribution.

                  (d) Supplemental Contribution: -- For the year 2003, the Employer shall credit each Key Employee with a Supplemental Contribution equal to $10,000 multiplied by the Key Employee's Years of Service determined as of December 31, 2002. For each subsequent Year through and including 2006, the Employer shall credit each Key Employee with a Supplemental Contribution equal to $5,000 multiplied by Years of Service determined as of the end of the preceding Year.

                  (e) Discretionary Contribution: -- In addition to the contributions described above, the Employer may credit the Discretionary Contribution Account of any one or more Participants with such additional amounts as determined in the sole discretion of the Compensation Committee.

4.02              Key Employee Savings Contribution Agreement.


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                  Prior to commencement of Participation hereunder, a Key
                  Employee shall have entered into a Savings Contribution agreement with his Employer. The terms of such agreement shall provide that the Participant agrees to accept a reduction in his Compensation from the Employer equal to any whole percentage. A Participant may defer up to one hundred percent (100%) of Compensation. In consideration of such agreement, the Employer will credit the Key Employee's Savings Contribution Account for each Year with an amount equal to the total amount by which the Key Employee's Compensation from the Employer was reduced during the Year pursuant to the agreement.

                  Savings Contribution agreements shall remain in effect until terminated or amended by the Participant in accordance with the procedures set forth herein. Any amendment or termination of an agreement shall not be effective until January 1 following the year in which an election so to amend or terminate is executed by the Participant, provided that such election is made on or prior to December 31. If a Participant terminates his agreement as provided above, then he may elect to enter into another agreement to be effective as of January 1 following his execution of a new agreement provided that such election is made on or prior to December 31.

4.03              Disposition of Forfeitures.

                  If, upon a Severance from Service, a Participant is not one hundred percent (100%) vested in his Restoration Contribution Account or his Discretionary Contribution Account, if any, then as of the end of the Year in which his Severance from Service occurs, the forfeitures from such Accounts shall be retained by the Company or used to reduce future contributions under the Plan, if any.

                                   ARTICLE V

                             PARTICIPANTS' ACCOUNTS

5.01              Individual Accounts.

                  The Administrative Committee shall create and maintain adequate records in the form of bookkeeping entries to disclose the interest hereunder of each Participant, former Participant and Beneficiary. Such bookkeeping entries shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have a Savings Contribution Account, a Restoration Contribution Account, an Employer Contribution Account, a Supplemental Contribution Account, and a Discretionary Contribution Account, if any.

5.02              Deemed Investment Accounts; Participant Direction.


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                  The Administrative Committee shall designate a selection of investment funds (hereinafter, the "Funds") in which each Participant's bookkeeping Account may be deemed to be invested under the Plan.

                  Each Participant or former Participant may direct that the investment of his bookkeeping account will be deemed to be made in any one or more of the Funds. Notwithstanding the foregoing, the Company is under no obligation to acquire or provide any investment funds, and the Plan will be unfunded as provided at Section 11.01 hereof.

5.03              Account Adjustments.

                  The accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:

                  (a) Income -- As frequently as daily, the Income allocable to each of the Funds shall, as a bookkeeping entry, be allocated and credited to the bookkeeping accounts of Participants, former Participants and Beneficiaries who had balances in their accounts on such date that are deemed invested in such Funds in accordance with Participant direction.

                  (b) Savings Contributions -- The amount credited pursuant to Section 4.01(a) hereof for a Year shall be credited to the Participant's Savings Contribution Account as soon as practicable following the Participant's reduction of his Compensation.

                  (c) Restoration Contributions -- As soon as practicable each Year or in the Year following the Year for which the Restoration Contributions are made, or in a combination of both Years, the amounts credited pursuant to Section 4.01(b) hereof shall be credited to the Restoration Contribution Accounts of Participants. A Participant who incurs a Severance from Service during the Year shall receive a pro rata allocation of Restoration Contributions, based on the number of completed months of Service for the Year.

                  (d) Employer Contributions -- As soon as practicable each Year or in the Year following the Year for which the Employer Contributions are made, or in a combination of both Years, the amounts credited pursuant to
                           Section 4.01(c) hereof shall be credited to the Employer Contribution Accounts of Participants. A Participant who incurs a Severance from Service during the Year shall receive a pro rata allocation of Employer Contributions, based on the number of completed months of Service for the Year.

                  (e) Supplemental Contributions -- As soon as practicable each Year, the amounts credited pursuant to Section 4.01(d) hereof shall be credited to the Supplemental Contribution Accounts of Participants.


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                  (f)      Discretionary Contributions -- As soon as practicable
                           each Year, the amounts credited pursuant to Section 4.01(e) hereof, if any, shall be credited to the Discretionary Contribution Accounts of Participants who have met the requirements to share in the allocation as determined by the Compensation Committee.

                                   ARTICLE VI

                                     VESTING

6.01 Retirement, Death, Disability or a Change of Control. Upon the first to occur of a Participant's or former Participant's Retirement, death, Disability or a Change of Control, such Participant or former Participant, or his Beneficiary, as the case may be, shall be fully vested in and entitled to the total amount credited to his Accounts.

6.02 Other Severance From Service. If a Participant's or former Participant's termination of employment is for any reason other than Retirement, death or Disability, such Participant or former Participant, or his Beneficiary, as the case may be, shall be vested in and entitled to his entire Savings Contribution Account, Employer Contribution Account and Supplemental Contribution Account, and his "vested percentage" at the date of the Severance from Service of the total amount credited to his Restoration Contribution Account and his Discretionary Contribution Account, if any. Such "vested percentage" shall be determined in accordance with the following schedule:

                           Years of              Vested         Forfeited
                           Service               Percentage     Percentage
                           -------               ----------     ----------
                           Less than 1                0%           100%
                           1 but less than 2         34%            66%
                           2 but less than 3         67%            33%
                           3 or more                100%             0%


6.03              Computation of Years of Service for Vesting.

                  (a) General. For purposes of computing a Participant's or former Participant's vested percentage, each Participant or former Participant shall be credited with all Service to which he is entitled pursuant to
                           Section 3.02.

                  (b) Forfeitures. Upon a Participant's or former Participant's termination of employment for any reason other than Retirement, death, or Disability, he shall immediately forfeit that portion of his Account to which he is not entitled under Section 6.02.

6.04 Determination of Amount. For purposes of Sections 6.01 and 6.02, the amount credited to the Account of a Participant on the books of the Company shall be determined by the Administrative Committee as of the Valuation Date immediately preceding the day on which benefit payment is made. The Administrative Committee shall certify to the Corporate Controller of the Company the total amount of the allocations to the credit of the Participant on the books of the Company, and shall determine whether the payment of the amount credited to the Participant's accounts under the Plan is to be paid directly by the Company, from the Trust, or by a combination of such sources (except to the extent the provisions of the Trust specify payment from the Trust). The payment of such amount shall be made in the manner provided under Article X.

                                  ARTICLE VII

                                   BENEFICIARY

7.01 Designation of Beneficiary. Each Participant or former Participant from time to time may designate any person or persons (who may be designated contingently or successively), as his Beneficiary or Beneficiaries to whom any remaining amounts standing to the credit of the Participant or former Participant in his accounts are to be paid if he dies before payment of all such amounts. Each Beneficiary designation shall be in the form prescribed by the Administrative Committee and will be effective only when filed with the Administrative Committee during the Participant's or former Participant's lifetime. Each Beneficiary designation filed with the Administrative Committee will cancel all Beneficiary designations previously filed with the Administrative Committee.

7.02 No Beneficiary. If any Participant or former Participant fails to designate a Beneficiary in the manner provided above; or if the Beneficiary designated by a Participant or former Participant dies before him and the Participant or former Participant fails to designate a new Beneficiary, or if the Beneficiary designated by a deceased Participant or former Participant dies before complete distribution of the deceased Participant's or former Participant's benefit, the Administrative Committee shall direct that such Participant's or former Participant's accounts be paid as follows, with such payment to be made at the time and in the manner specified in
                  Section 10.02 hereof:

                  (a) To the surviving spouse of such Participant or former Participant;

                  (b) To the surviving children, and the descendants of any deceased child, per stirpes, of the Participant or former Participant;

                  (c)      To the Participant's surviving brothers and sisters;
                           or

                  (d) To the Participant's personal representative (executor or administrator).

                                  ARTICLE VIII

                                     NOTICES

8.01 Notice to Company. As soon as practicable after a Participant, former Participant or Beneficiary becomes entitled to payment of his accounts in accordance with Article VII, the Administrative Committee shall give written notice to the Corporate Controller of the Company, and to the trustee of the Trust, if applicable, which notice shall include the following information and directions:

                  (a) Name and address of the Participant, former Participant or Beneficiary.

                  (b)      Method and amount of payment to be made pursuant to
                           Article X.

                  (c) Whether the payment is to be paid directly by the Company, from the Trust, or by a combination of such sources (except to the extent the provisions of the Trust specify payment from the Trust).

8.02 Reliance Upon Notice. Upon receipt of any notice as provided in this Article VIII, the Corporate Controller or the trustee of the Trust, if applicable, shall promptly take whatever action and make whatever payments are called for therein.

                                   ARTICLE IX

                 HARDSHIP WITHDRAWALS AND IN-SERVICE WITHDRAWALS

9.01 Hardship Withdrawals. The Compensation Committee may, in its sole discretion, direct that payment of benefits to a Participant be made, in advance of the date such payments are due hereunder (hereinafter called a "Hardship Withdrawal"), if the Compensation Committee determines that the Participant has an unforeseeable emergency as hereinafter defined. No Hardship Withdrawal shall be in an amount greater than the lesser of
                  (i) the amount needed for the unforeseeable emergency and (ii) the vested balance of the Participant's Accounts on the date of such Hardship Withdrawal. An unforeseeable emergency is defined as set forth in Treasury Regulations Section 1.457-2(h)(4), including a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code), casualty loss, or other similar extraordinary and unforeseeable circumstances beyond the control of the Participant.

9.02 Involuntary Distributions. Notwithstanding anything contained in the Plan to the contrary, if at any time any Participant is finally determined by the Internal Revenue Service ("IRS") or the Department of Labor ("DOL") not to qualify as a member of a select group of "management or highly compensated employees" as such term is used in ERISA Section 401(a)(1), the Compensation Committee may, in its sole discretion, immediately distribute in one lump sum to such Participant his vested account under the Plan. A final determination of the IRS or DOL shall be a decision rendered by the IRS or DOL which is no longer subject to administrative appeal within the IRS or DOL.

9.03              Other Withdrawals and Loans. Except as set forth in Sections
                  9.01 and 9.02, no in-service withdrawals or loans are permitted by the Plan.

                                   ARTICLE X

                               METHODS OF PAYMENT

10.01 Benefit Commencement Date. When a Participant, former Participant or Beneficiary is entitled to receive a payment under Section 6.01 or 6.02, such benefit payment will be made (or will commence to be made) as soon as practicable following death, Disability, Retirement or other Severance from Service. The Participant may, no later than twelve (12) months prior to the event entitling him to a distribution, make an irrevocable election to commence his benefit payment either (a) no later than ninety (90) days following the last day of the month in which death, Disability, Retirement, or other Severance from Service occurred or (b) no later than ninety (90) days following the beginning of the Year following the Year in which death, disability, retirement or other Severance from Service occurred.

10.02             Form of Benefit. Except for hardship withdrawals under Section
                  9.01 or distributions under Section 9.02, the form of payment shall be made in such form as the Participant may elect from the following alternatives:

                  (a) Single Lump-Sum Payment, under which a single lump-sum payment is made to the Participant, former Participant or his Beneficiary in an amount equal to one hundred percent (100%) of the amount to which he is entitled.

                  (b) Annuity, under which the Participant's benefit shall be payable as a single life annuity paid monthly during the Participant's lifetime with the last payment to be made for the month in which the Participant's death occurs.

                  (c) 50% or 100% Survivor Annuity, under which monthly payments are made to the Participant during the Participant's lifetime and, if the Participant is survived by a Beneficiary, continuing monthly payments in the amount of fifty percent (50%) or one hundred percent (100%) of the amount payable to the Participant to such Beneficiary for the Beneficiary's lifetime; and

                  (d) 10-Year Certain Annuity, under which monthly payments are made to the Participant or the Participant's Beneficiary for a period of one hundred twenty (120) months, and if the Participant and the Beneficiary die within one hundred twenty (120) months of the date the benefits commenced, continuing monthly payments of the same amount to the Participant's estate for the balance of such one hundred twenty (120) month period.

                  Any election pursuant to this Section 10.02 must be made prior to the date on which such Key Employee's participation hereunder first commences, with all payments to be made in the form of a lump sum in the absence of a timely election and, except as expressly provided otherwise in this Plan, shall be irrevocable; provided, however, that a Participant may change such election once during any Year, with the new election to be effective for a distribution arising from a Severance from Service of the Participant only if such distribution is to be made or commence to be made more than twelve (12) months after the date of the new election. The Administrative Committee shall, as of the last day of the calendar quarter within which the Severance from Service occurs, certify to the Trustee or the Corporate Controller of the Employer, as applicable, the method of payment selected by the Participant.

10.03 Company Responsibility. Any payment due to Participants under this Plan and not paid through the Trust, if any, will be payable from the general assets of the Company or the Affiliates.

                                   ARTICLE XI

                             NATURE OF PLAN; FUNDING

11.01             No Trust Required.

                  The adoption of this Plan and any setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employer, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer. This provision shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so.

11.02             Funding of Obligation.

                  Section 11.01 above to the contrary notwithstanding, the Employer may elect to transfer assets to the Trust, the provisions of which may require the use of the Trust's assets to satisfy claims of an Employer's general unsecured creditors in the event of such Employer's insolvency and direct that no Participant shall at any time have a prior claim to such assets. The assets of the Trust shall not be deemed to be assets of this Plan.

                                  ARTICLE XII

                                 ADMINISTRATION

12.01             Appointment of Administrative Committee.

                  The Administrative Committee shall administer, construe and interpret the Plan. All usual and reasonable expenses of the Administrative Committee shall be paid by the Employer. Decisions of the Administrative Committee and/or the Compensation Committee with respect to any matter involving the Plan shall be final and binding on the Company, its shareholders, each Employer and all Participants, former Participants, and Beneficiaries. For purposes of ERISA, the Administrative Committee shall be the Plan "administrator" with respect to the general administration of the Plan.

12.02             Duties of Administrative Committee; Chairman and Secretary.

                  The Administrative Committee shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants' accounts, amounts transferred to the Trust, and all other records, which shall be necessary or desirable in the proper administration of the Plan. The Administrative Committee shall choose from its members a Chairman and may appoint a Secretary to keep such records as may be necessary of the acts and resolutions of the Administrative Committee, and the Secretary so appointed may, but need not, be a member of the Administrative Committee. The Secretary may perform any and all purely ministerial acts, which may be delegated to him in writing by the Administrative Committee. The Administrative Committee may employ such persons or appoint such agents to assist it in the performance of its duties as it may deem appropriate.

12.03             Meetings.

                  Except as otherwise specifically provided for herein, any and all acts and decisions of the Administrative Committee shall be by a majority of the members. Any action which might be taken at a meeting of the Administrative Committee may be taken without a meeting if authorized by a writing or writings signed by all of the members of the Administrative Committee, and such action will be effective on the date on which the last signature is placed on such writing or writings, or such earlier or later effective date as is set forth in the writing or writings. The Administrative Committee may delegate to each or any one of its members or to its Secretary authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion even though he alone may sign any document required by third parties.

12.04             Indemnification of Administrative Committee and Compensation
                  Committee.

                  The Company (the "Indemnifying Party") hereby agrees to indemnify and hold harmless the members of the Administrative Committee, the Compensation Committee, and the Secretary, if any (the "Indemnified Parties") against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Indemnified Party in connection with the administration of this Plan (other than any act or omission of such Indemnified Party constituting gross negligence or willful misconduct), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action. Promptly after receipt by the Indemnified Party of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he is indemnified, the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission. If any such action or proceeding shall be brought against the Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

12.05             Unclaimed Benefits.

                  During the time when a benefit hereunder is payable to any Participant or Beneficiary, the Administrative Committee may, at its own instance, mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Administrative Committee within twelve
                  (12) months from the mailing of such demand, then the Administrative Committee may, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be treated as a forfeiture for the Year within which such twelve (12)-month period ends, but shall be subject to restoration through an Employer credit to its bookkeeping records of the Participant's Accounts if the lost Participant or Beneficiary later files a claim for such benefit.

12.06 Claims Procedure. If any person (hereinafter called the "Claimant") feels that he is being denied a benefit to which he is entitled under this Plan, such Claimant may file a written claim for said benefit with the Administrative Committee. Within ninety (90) days following the receipt of such claim the Administrative Committee shall determine and notify the Claimant as to whether he is entitled to such benefit. If an extension of time is required to process the claim, this time period may be extended an additional ninety (90) days. If the claim requires the Administrative Committee to make a determination in the event of Disability, the time period in which the Administrative Committee will review the claim is forty-five (45) days, with two possible extensions of thirty (30) days each. In all cases, the Claimant will be notified in writing of an extension and the reasons for the extension. If the claim is denied, the written notice of denial to the Claimant will include the specific reasons for the denial, references to the provisions of the Plan supporting the denial, a description of any additional information necessary for the claim to be granted, a description of the Plan's claims review procedures, and a statement regarding the Claimant's legal rights to challenge a denial of his or her claim following appeal.

                  If the Claimant still feels that he has a claim, the Claimant may file an appeal with the Administrative Committee in writing within sixty (60) days of receiving the notice of denial. If the Claimant requires the Administrative Committee to make a determination of Disability, the Claimant may file an appeal with the Administrative Committee in writing within one hundred eighty (180) days of receiving the notice of denial. The Claimant may submit documents, records, and other information related to his or her appeal. Upon request, the Claimant may review information relevant to the benefit claim or the Administrative Committee will provide the Claimant with copies of information relevant to the benefit claim without charge. Final determination on the claim will be made no later than sixty (60) days after the Administrative Committee's receipt of the Claimant's written request for an appeal. If additional time is required for processing the Claimant's appeal, this time period may be extended an additional sixty
                  (60) days. If the claim requires the Administrative Committee to make a determination of Disability, a final determination will be made within forty-five (45) days of the Claimant's request for an appeal. If additional time is required for processing the appeal, this time period may be extended an additional forty-five (45) days. In all cases, the Claimant will be notified of an extension and the reasons for the extension. If the Claimant's appeal is denied, the written notice of denial will include the specific reasons for the denial, references to the provisions of the Plan supporting the denial, and a statement regarding the Claimant's legal rights to challenge the denial of the claim. Upon request, the Claimant may review information relevant to the benefit claim or the Administrative Committee will provide the Claimant with copies of information relevant to the benefit claim without charge. The final decision of the Administrative Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01             Nonguarantee of Employment.

                  Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation on the right of the Employer to discharge any of its Employees, with or without cause.

13.02             Nonalienation of Benefits.

                  Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

13.03             No Preference.

                  No Participant shall have any preference over the general creditors of an Employer in the event of such Employer's insolvency.

13.04             Incompetence of Recipient.

                  If the Administrative Committee receives evidence satisfactory to it that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Administrative Committee may direct that such payment thereof be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

13.05             Texas Law to Apply.

                  THIS PLAN SHALL BE CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

                                  ARTICLE XIV

                        AMENDMENTS OR TERMINATION OF PLAN

         The Company, by action of its Board of Directors, or by action of a person so authorized by resolution of the Board of Directors, shall have the power and right from time to time to modify, amend, supplement, suspend or terminate the Plan, provided that a Participant shall not be subject to any such amendment or termination without his or her written consent. If the Plan should be amended or terminated, the Company shall be liable for any benefits accrued under the Plan as of the date of such action.

         IN TESTIMONY WHEREOF, PEGASUS SOLUTIONS, INC. has caused this instrument to be executed in its name and on its behalf, by the officer thereunto duly authorized, this 28th day of February, 2003 effective as of July 1, 2002.

                                     PEGASUS SOLUTIONS, INC.


                                     By:
                                        --------------------

                                     Title:
                                           -----------------


ATTEST:
       -----------------